UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2007

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Issuance of Senior Secured Floating Rate Notes due 2012

On November 1, 2007, in connection with the closing of the previously disclosed acquisition (the “Merger”) by NetScout Systems, Inc. (the “Company”) of Network General Central Corporation (“Network General”), the Company entered into a Purchase Agreement (the “Securities Purchase Agreement”) with Silver Lake Partners, L.P. and certain of its affiliates, TPG Starburst III, LLC and certain of its affiliates, and Integral Capital Partners VI, L.P. (collectively, the “Purchasers”), pursuant to which the Company has issued $100 million of senior secured floating rate notes due 2012 (the “Notes”). The Notes were issued to the Purchasers in consideration for (1) the cancellation of $98.5 million in outstanding indebtedness previously owed by Network General to the Purchasers under a separate credit facility, and (2) the assignment to the Company of $1.5 million of the cash consideration received by the Purchasers in the Merger. The Notes mature on November 1, 2012.

The Notes were issued pursuant to an Indenture, dated November 1, 2007 (the “Indenture”), by and among the Company, the Guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Notes are guaranteed by each of the Company’s domestic subsidiaries and are secured by all of the assets of the Company and its domestic subsidiaries, as well as 66% of the capital stock of the Company’s foreign subsidiaries directly owned by the Company and its domestic subsidiaries, all as further described in the Indenture and the Security Agreement, dated November 1, 2007 (the “Security Agreement”), by and among the Company, the Company’s domestic subsidiaries and the Trustee.

The Notes are not subordinated in right of payment to any other indebtedness and, therefore, rank pari passu in right of payment with all other unsubordinated indebtedness of the Company and its domestic subsidiaries. The Indenture generally prohibits, with certain exceptions, any other liens on the assets of the Company and its subsidiaries, except that a lien is permitted in the Company’s and its domestic subsidiaries’ cash, accounts receivable, deposit accounts, investment property and securities accounts to secure other indebtedness in an aggregate amount not to exceed the greater of (i) $5,000,000 and (ii) 2% of the Company’s consolidated revenue and such lien may have priority over the liens securing the Notes on the terms set forth in an agreed form of intercreditor agreement. Concurrently with its issuance of the Notes, the Company amended its working capital facility with Silicon Valley Bank (“SVB”) pursuant to the Amended and Restated Loan and Security Agreement dated as of March 12, 1998 between the Company and SVB, as amended (the “SVB Loan Agreement”) to provide for up to $5,000,000 of indebtedness secured by a priority lien on the Company’s cash, accounts receivable, deposit accounts, investment property and securities accounts pursuant to the agreed form of intercreditor agreement.

The Indenture contains certain covenants applicable to the Company and its subsidiaries, including, without limitation, limitations on additional indebtedness, liens, various fundamental changes (including dispositions of assets and mergers), dividends and distributions, capital expenditures, investments (including acquisitions and investments in foreign subsidiaries), transactions with affiliates, sale leaseback transactions, hedge agreements, payment of junior financing, changes in business, and other limitations customary in secured registered note transactions. In addition, the Company is required to maintain certain consolidated leverage and consolidated interest coverage ratios. These covenants and limitations are more fully described in the Indenture.

Interest on the Notes is payable quarterly in arrears on February 1, May 1, August 1 and November 1 (or the next business day, if any such date is not a business day) of each year, beginning on February 1, 2008, to holders of record on January 15, April 15, July 15 or October 15, as the case may be. The Notes bear interest at a rate per annum equal to LIBOR (determined as set forth in the Indenture and reset quarterly as set forth in the Indenture) plus 500 basis points until October 31, 2008, 550 basis points from November 1, 2008 to October 31, 2009 and 600 basis points from and after November 1, 2009.

The Company may redeem the Notes in whole at any time prior to maturity as follows. At any time prior to November 1, 2008, the Company may redeem the Notes for the amount of the outstanding principal amount and accrued and unpaid interest, without any prepayment premiums. From and after November 1, 2008, the Company may redeem the Notes upon payment of a prepayment premium in an amount dependent upon the date of such prepayment and which ranges from 3% of the outstanding principal in 2008 and declines to 0% of the outstanding principal amount in 2011 and beyond. The Company is also required make an offer to purchase outstanding Notes upon the occurrence of certain events and subject to certain limitations, including from the proceeds of asset sales, form the proceeds of issuances of certain indebtedness or equity securities and from excess cash flow, all as set forth in the Indenture.

The Indenture provides that events of default will exist in certain circumstances, including failure to make payment of principal or interest on the Notes, failure to perform certain obligations under the Indenture and related documents, defaults in certain other indebtedness, certain insolvency events, certain events arising under ERISA, a change of control and certain other events. Upon an event of default, the Trustee or the holders of 25% in principal amount of the Notes outstanding may accelerate maturity of the Notes and enforce remedies under the Indenture, the Notes, the Security Agreement and related documents.

The foregoing descriptions of the Securities Purchase Agreement, the Indenture, the Notes and the Security Agreement, are qualified in their entirety by reference to the Indenture, the Securities Purchase Agreement, the Notes and the Security Agreement, attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes described herein, the Company entered into a Registration Rights Agreement, dated November 1, 2007 (the “Registration Rights Agreement”), by and among the Company, the Guarantors and the Purchasers, pursuant to which, upon the request of certain of the Purchasers, the Company agreed to file a registration statement with the Securities and Exchange Commission for the resale of the Notes. In addition, the Company also granted the Purchasers other registration rights in certain limited circumstances as further described in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, attached hereto as Exhibit 4.5, and incorporated by reference herein.

Loan Modification Agreement with Silicon Valley Bank

On November 1, 2007, the Company and SVB entered into a Loan Modification Agreement (the “Loan Modification Agreement”) pursuant to which the Company voluntarily reduced from $10 million to $5 million the amount which the Company can borrow under the SVB Loan Agreement. In addition to the forgoing, the Loan Modification Agreement also requires the Company to maintain liquid assets (as defined in the Loan Modification Agreement), determined as of the last day of the month starting as of September 30, 2007, of two times (2x) the outstanding principal amount of the obligations owed to SVB. The Loan Modification Agreement evidences the consent of SVB to the issuance of the Notes and the transactions related to the issuance of the Notes.

The foregoing description of the Loan Modification Agreement is qualified in its entirety by reference to the SVB Loan Agreement as amended by the Loan Modification Agreement, which Loan Modification Agreement is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 1, 2007, the Company closed the acquisition of Network General pursuant to terms of an Agreement and Plan of Merger, dated as of September 19, 2007, as amended on October 1, 2007 and as further amended on October 11, 2007 (the “Merger Agreement”), by and among the Company, Bradley Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), Network General, Network General Corporation, a Delaware corporation and wholly-owned subsidiary of Network General, and Silver Lake Partners, L.P., a Delaware limited partnership, and TPG Starburst IV, LLC, a Delaware limited liability company, in each case solely in its capacity as a representative for the stockholders of Network General. Pursuant to the terms of the Merger Agreement, the Merger Sub was merged with and into Network General with Network General continuing as the surviving corporation and as a wholly-owned subsidiary of the Company after consummation of the Merger.

The cash portion of the merger consideration equaled an aggregate of $150 million plus the aggregate exercise price of Network General’s vested, in the money stock options and stock appreciation rights, less (a) certain expenses of Network General, (b) the $98.5 million aggregate principal amount and accrued interest and premiums of certain indebtedness of Network General (as discussed below) and (c) the aggregate cash payments made to holders of Network General vested, in the money stock options and stock appreciation rights. The Company issued an aggregate of six million shares of its common stock in satisfaction of the stock portion of the merger consideration. For purposes of the Merger Agreement, the price per share of the Company’s common stock was $13.41 and was determined based on average of the closing price of one share of the Company’s common stock on the Nasdaq Global Market over the ten (10) trading days ending three days prior to the closing date, as reported by The Wall Street Journal.

The Company paid the aggregate consideration from cash on hand and the issuance of six million shares of Company’s common stock and $1.5 million of the proceeds of the Notes.

At the closing of the Merger, an aggregate of $15 million of the merger consideration (the “Escrow Amount”) was deposited by the Company into an escrow account as a source for any potential indemnification claims by the Company under the Merger Agreement and related agreements. The Escrow Amount was funded by $2.5 million of cash, $5 million of the Company’s common stock (equal to 372,856 shares), and $7.5 million in principal amount of the Notes, which was substituted in lieu of cash pursuant to the terms of the escrow agreement. The Escrow Amount will be released to the Network General stockholders 15 months after the closing, subject to any earlier resolved or pending indemnification claims by the Company.

At the closing, the Company repaid $98.5 million of outstanding indebtedness of Network General to Silver Lake Partners, L.P. and TPG Starburst IV, LLC and certain of their affiliated fund entities, Integral Capital Partners VI, L.P. and other third parties. This repayment was funded from the issuance of the Notes to the Purchasers, as described in Item 1.01 of this Current Report on Form 8-K.

The description of the Merger described in this report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed on September 20, 2007, as amended by Amendment No. 1 to the Merger Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K filed on October 5, 2007 and as further amended by Amendment No. 2 to the Merger Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K filed on October 17, 2007.

Item 2.03	Creation of a Direct Financial Obligation of Registrant.

The information contained in Item 1.01 above with respect to the issuance by the Company of the Floating Rate Notes and the entry into the Loan Modification Agreement is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 above with respect to the issuance by the Company of shares of its common stock in the Merger is incorporated herein by reference. The share consideration paid by the Company was issued in reliance on an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Rule 506 of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the previously disclosed Stockholders Agreement, dated as of September 19, 2007 (the “Stockholders Agreement”), by and among the Company, Silver Lake Partners, L.P. (“Silver Lake”) and TPG Starburst IV, LLC (“TPG” and together with Silver Lake, their affiliated funds and certain other stockholders, the “Sponsors”)), effective as of the closing of the Merger on November 1, 2007, the Company elected Kenneth Y. Hao as a class I director and Bryan Taylor as a class III director. Mr. Taylor’s term will expire at the Annual Meeting of Stockholders to be held in 2008 and Mr. Hao’s term will expire at the Annual Meeting of Stockholders to be held in 2009.

In accordance with the Company’s director compensation plan for new directors, each of Mr. Hao and Mr. Taylor will receive, at a future meeting of the Company’s Board of Directors, a grant of restricted stock units at a price per share equal to the closing price of the Company’s common stock on the date of such grant. Such restricted stock units will vest on the date of the Company’s next Annual Meeting of Stockholders, provided that during the period from the date of grant through the date of such Annual Meeting, the director attends at least 75% of the meetings, collectively, of the Board and any committee of the Board which he is a member. In the event the attendance requirements are not met, the restricted stock units will not become vested until three years from the date of grant.

In connection with the appointments of Mr. Hao and Mr. Taylor, the Company has entered into its standard indemnification agreement with each of them. The indemnification agreements are identical in all material respects to the Company’s previously filed representative Indemnification Agreement.

As of the date of this report, the Board has not determined which, if any, committee or committees of the Board Mr. Hao or Mr. Taylor will join.

Pursuant to the terms of the Stockholders Agreement, each Sponsor, has the right to designate one person to be a director of the Company. Mr. Hao is the initial designee of Silver Lake and Mr. Taylor is the initial designee of TPG. Each Sponsor has a right to designate a director until the Company’s Annual Meeting of Stockholders to be held in 2008 (or if such meeting is held before September 1, 2008, then November 1, 2008), at which point one of the designees will resign from the Company’s Board of Directors and the Company will cause the size of the board to be reduced by one member. Thereafter, the Company has agreed to include the remaining designee on each slate of nominees proposed by the Company and/or the board (or any committee thereof) for election to the board and recommend the election of such designee to the Company’s stockholders until the Sponsors and their affiliated funds no longer own at least fifty percent (50%) of the shares received by them collectively in the Merger. At such time, the remaining designee will resign from the board.

Mr. Hao is affiliated with Silver Lake, which as a co-majority stockholder of Network General, received a substantial portion of the merger proceeds payable to Network General’s stockholders. Silver Lake and its affiliates are also Purchasers of the Notes described above and as such are entitled to payments of interest on the Notes as described in the Indenture. As a result, Mr. Hao may have an interest in such transactions. Mr. Taylor is affiliated with TPG, which as a co-majority stockholder of Network General, received a substantial portion of the merger proceeds payable to Network General’s stockholders. TPG and its affiliates are also Purchasers of the Notes described above and as such are entitled to payments of interest on the Notes as described in the Indenture. As a result, Mr. Taylor may have an interest in such transactions.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Network General for the periods specified in Rule 3-05(b) of Regulation S-X and an accountant’s report provided pursuant to Rule 2-02 of Regulation S-X will be filed by amendment not later than 71 calendar days after the date that this initial Current Report on Form 8-K must have been filed.

(b) Pro forma financial information.

Pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment not later than 71 calendar days after the date that this initial Current Report on Form 8-K must have been filed.

(d) Exhibits.

The Company hereby files the following exhibits:

4.1	Indenture, dated November 1, 2007, by and among NetScout Systems, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2	Purchase Agreement, dated November 1, 2007, by and among NetScout Systems, Inc. and the initial purchasers of the Floating Rate Notes due 2012.

4.3	Specimen of Floating Rate Note due 2012.

4.4	Security Agreement, dated November 1, 2007, made by NetScout Systems, Inc. and certain of its subsidiaries in favor of Wells Fargo Bank, National Association, as Collateral Trustee.

4.5	Registration Rights Agreement, dated November 1, 2007, among NetScout Systems, Inc., certain subsidiaries of NetScout Systems, Inc. and the initial holders of the Floating Rate Notes due 2012.

10.1	Loan Modification Agreement, dated November 1, 2007, by and between NetScout Systems, Inc. and Silicon Valley Bank.

99.1	Press Release issued on November 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ David P. Sommers
David P. Sommers
Chief Financial Officer and Senior Vice President, General Operations

Date: November 7, 2007

EXHIBIT INDEX

Exhibit Number
4.1	Indenture, dated November 1, 2007, by and among NetScout Systems, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2	Purchase Agreement, dated November 1, 2007, by and among NetScout Systems, Inc. and the initial purchasers of the Floating Rate Notes due 2012.

4.3	Specimen of Floating Rate Note due 2012.

4.4	Security Agreement, dated November 1, 2007, made by NetScout Systems, Inc. and certain of its subsidiaries in favor of Wells Fargo Bank, National Association, as Collateral Trustee.

4.5	Registration Rights Agreement, dated November 1, 2007, among NetScout Systems, Inc., certain subsidiaries of NetScout Systems, Inc. and the initial holders of the Floating Rate Notes due 2012.

10.1	Loan Modification Agreement, dated November 1, 2007, by and between NetScout Systems, Inc. and Silicon Valley Bank.

99.1	Press Release issued on November 1, 2007.